As filed with the Securities and Exchange Commission on May 12, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ________________________________________________
CareFusion Corporation
(Exact name of Registrant as specified in its charter)
________________________________________________

Delaware	26-4123274
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
________________________________________________
CareFusion Corporation
3750 Torrey View Court
San Diego, California 92130
(858) 617-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
 ________________________________________________
Joan Stafslien, Esq.
CareFusion Corporation
3750 Torrey View Court
San Diego, California 92130
(858) 617-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
 ________________________________________________
Copies to:
Cameron Jay Rains, Esq.
Jeffrey C. Thacker, Esq.
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121
(858) 677-1400
________________________________________________
Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	220,178 shares (1)(2)	(1)	(1)	(1)

(1)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), 3,616,696 shares of common stock were registered on a Registration Statement on Form S-3 (Registration No. 333-168555), which was automatically effective upon filing with the SEC on August 5, 2010 (the “Original Registration Statement”). The registrant filed the Original Registration Statement to register shares of common stock of the registrant that may be acquired by participants in the CareFusion Corporation 2009 Long-Term Incentive Plan (the “Plan”) upon the exercise of certain options to purchase shares of common stock and upon vesting of certain restricted stock awards and restricted stock units issued pursuant to the Plan. On February 8, 2013, the registrant filed Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (the “Post-Effective Amendment No.1”) to convert the Original Registration Statement into a Registration Statement on Form S-1 to continue the registration of up to 1,470,596 shares of common stock issuable upon exercise of outstanding stock options issued pursuant to the Plan, which was declared effective by the SEC on April 8, 2013. On September 30, 2013, the registrant filed a Post-Effective Amendment No. 2 to Form S-3 on Form S-1 to continue the registration of up to 479,347 shares of common stock issuable upon exercise of outstanding stock options issued pursuant to the Plan, which was declared effective by the SEC on October 8, 2013 (together with the Original Registration Statement and the Post-Effective Amendment No.1, the “Prior Registration Statement”); 220,178 shares of common stock were unsold under the Prior Registration Statement and are being included under this Registration Statement. All filing fees payable in connection with the registration of these securities were previously paid by the registrant in connection with the filing of the Prior Registration Statement. This Registration Statement is intended to renew and replace the Prior Registration Statement, and the Prior Registration Statement will be terminated upon the effectiveness of this Registration Statement.

(2)
In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities to be offered or issued pursuant to the Plan because of the provisions of such Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

PROSPECTUS
CareFusion Corporation
CareFusion Corporation
2009 Long-Term
Incentive Plan
Common Stock, Par Value $0.01 Per Share
The 220,178 shares of common stock covered by this prospectus may be acquired by participants in the CareFusion Corporation 2009 Long-Term Incentive Plan (the “Plan”), upon the exercise of certain options to purchase shares of our common stock and upon vesting of certain restricted stock awards and restricted stock units (collectively, “awards”) issued pursuant to the Plan. All awards are subject to the terms of the Plan and the applicable award agreement. Any proceeds received by us from the exercise of stock options covered by the Plan will be used for general corporate purposes.
Our common stock is traded on the New York Stock Exchange under the symbol “CFN.” On May 9, 2014, the last reported sale price of our common stock was $41.00 per share.
________________________________________________
Investing in our securities involves a high degree of risk. You should carefully consider the matters described under the caption “Risk Factors” on page 3 and contained under similar headings in the other documents that are incorporated by reference into this prospectus.
  ________________________________________________
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities.
________________________________________________

 The date of this prospectus is May 12, 2014

________________________________________________

This prospectus incorporates by reference important business and financial information about the company that is not included in or delivered with the document. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

CareFusion Investor Relations Department
CareFusion Corporation
3750 Torrey View Court
San Diego, California 92130
(858) 617-4621

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. Under this shelf registration process, participants in the Plan may, from time to time, sell or otherwise dispose of up to 220,178 shares of our common stock.
You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. You should also read this prospectus together with the additional information described under the heading “Where You Can Find More Information” before making an investment decision.
This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
Trademarks, Trade Names and Service Marks
We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus include: CareFusion™, Alaris®, Guardrails®, Pyxis®, AVEA®, VELA™, LTV® Series, Jaeger®, Sensor Medics®, ChloraPrep®, V. Mueller®, Snowden-Pencer®, SmartSite®, PyxisConnect®, Pyxis MedStation®, Pyxis SupplyStation® , Pyxis ProcedureStation™, Pyxis EcoStation™ , MedMined™, EnVe®, MaxPlus®, MaxGuard® and AirLife™, which may be registered or trademarked in the United States and other jurisdictions. Each trademark, trade name or service mark of any other company appearing in this prospectus is, to our knowledge, owned by such other company.
Company References
In this prospectus, unless otherwise specified or the context otherwise requires, references to “CareFusion Corporation,” “CareFusion,” “we,” “us,” “our” and “our company” refer to CareFusion Corporation and its consolidated subsidiaries. References in this prospectus to “Cardinal Health” refer to Cardinal Health, Inc., an Ohio corporation, and its consolidated subsidiaries.

CAREFUSION CORPORATION
We are a global medical technology company with proven and industry-leading products and services designed to measurably improve the safety, quality, efficiency and cost of healthcare. Our offerings include established brands used in hospitals throughout the United States and approximately 130 countries worldwide.
We offer a comprehensive portfolio of products in the areas of medication management, infection prevention, operating room (“OR”) effectiveness, respiratory care and surveillance and analytics. Our primary product brands include:

•	Alaris intravenous (“IV”) infusion systems;

•	Pyxis automated medication dispensing and supply management systems;

•	AVEA, Vela and LTV Series respiratory ventilators;

•	ChloraPrep skin antiseptic products;

•	MaxGuard, MaxPlus and SmartSite needle-free IV infusion disposable sets and accessories;

•	V. Mueller and Snowden-Pencer open surgical and laparoscopic instrumentation;

•	AirLife nebulizers, ventilator circuits and other disposables used for providing respiratory therapy;

•	Jaeger and SensorMedics cardiopulmonary diagnostic equipment; and

•	MedMined software and surveillance services.
For the nine months ended March 31, 2014 and for the fiscal year ended June 30, 2013, we generated revenue of $2.72 billion and $3.55 billion, respectively, and net income from continuing operations of $277 million and $389 million, respectively. Approximately 22% of our fiscal year 2013 revenue was from customers outside of the United States.
Corporate Information
We were incorporated in Delaware on January 14, 2009 for the purpose of holding the clinical and medical products businesses of Cardinal Health, Inc. in anticipation of spinning off from Cardinal Health. We completed the spinoff from Cardinal Health on August 31, 2009.
Our principal executive offices are located at 3750 Torrey View Court, San Diego, California 92130, and our telephone number is (858) 617-2000. Our website is located at www.carefusion.com. Information on or accessible through our website is not, and should not be considered, part of this prospectus.

THE OFFERING

Securities Offered	220,178 shares of common stock

Use of Proceeds	We intend to use any proceeds received by us from the exercise of stock options covered by the Plan for general corporate purposes.

NYSE Symbol	CFN

RISK FACTORS
Investing in our securities involves risks. We urge you to carefully consider the risks and other information described under the caption “Risk Factors” contained in any applicable prospectus supplement, any related free writing prospectus, and under similar headings in the other documents, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, incorporated by reference herein, and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference into this prospectus or into any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” for information about how you can view these documents. Any of the risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or part of your investment in any offered securities.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Portions of this prospectus, any applicable prospectus supplement, any related free writing prospectus and other materials we have filed or will file with the SEC contain, or may contain, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our business strategies, market potential, future financial performance and other matters. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the plans and expectations of our management at the time such statements were made and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Factors that could cause actual results or events to differ materially from those anticipated include the matters described under “Risk Factors” in addition to the following other factors:

•
difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services, including difficulties or delays associated with obtaining requisite regulatory approvals or clearances associated with those activities;

•
changes in laws and regulations or in the interpretation or application of laws or regulations, as well as possible failures to comply with applicable laws or regulations as a result of possible misinterpretations or misapplications;

•	cost-containment efforts of our customers, purchasing groups, third-party payers and governmental organizations;

•
the continued financial viability and success of our customers and suppliers and the potential impact on our customers and suppliers of declining economic conditions, which could impact our results of operations and financial condition;

•	costs associated with protecting our trade secrets and enforcing our patent, copyright and trademark rights, and successful challenges to the validity of our patents, copyrights or trademarks;

•
actions of regulatory bodies and other government authorities, including the U.S. Food and Drug Administration and foreign counterparts, that could delay, limit or suspend product development, manufacturing or sales or result in recalls, seizures, consent decrees, injunctions and monetary sanctions;

•	costs or claims resulting from potential errors or defects in our manufacturing that may injure persons or damage property or operations, including costs from remediation efforts or recalls;

•	the results, consequences, effects or timing of any commercial disputes, patent infringement claims or other legal proceedings or any government investigations;

•	disruption or damage to or failure of our information systems;

•	interruption in our ability to manufacture our products or an inability to obtain key components or raw materials or increased costs in such key components or raw materials;

•
the costs, difficulties and uncertainties related to the integration of acquired businesses, including liabilities relating to the operations or activities of such businesses prior to their acquisition;

•	uncertainties in our industry due to government healthcare reform;

•	uncertainties related to the availability of additional financing to us in the future and the terms of such financing;

•	risks associated with international operations, including fluctuations in currency exchange rates;

•	the effects of our strategies to run our business in a tax-efficient manner;

•	competitive pressures in the markets in which we operate;

•	the loss of, or default by, one or more key customers or suppliers;

•	unfavorable changes to the terms of key customer or supplier relationships;

•
downgrades of our credit ratings or disruptions to financial markets, and the potential that such downgrades or disruptions could adversely affect our access to capital and the terms of such capital or increase our cost of capital;

•	failure to retain or continue to attract senior management or key personnel;

•	risks associated with our substantial leverage;

•	the potential effects of threatened or actual terrorism and war; and

•	uncertainties relating to general economic, political, business, industry, regulatory and market conditions.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS
Any proceeds received by us from the exercise of CareFusion stock options covered by the Plan will be used for general corporate purposes. These proceeds represent the exercise prices for the CareFusion stock options.
PLAN OF DISTRIBUTION

We were incorporated in Delaware on January 14, 2009 for the purpose of holding Cardinal Health’s clinical and medical products businesses in anticipation of spinning off from Cardinal Health. We completed the spinoff from Cardinal Health on August 31, 2009. In connection with the separation from Cardinal Health, current and former employees and directors of Cardinal Health that received grants of equity awards on or before September 26, 2007 under Cardinal Health equity compensation programs had those awards adjusted into an award based on Cardinal Health common shares and an award based on our common stock, as described below under “—Description of Award Adjustments.” The awards that are based on our common stock were granted by us under the Plan, in accordance with the terms of the employee matters agreement that we entered into with Cardinal Health in connection with the separation, and were made in substitution of, or in connection with a stock option, restricted share or restricted share unit that was granted under a Cardinal Health equity compensation program. We refer to these awards as “Replacement Awards.” The registration statement of which this prospectus forms a part covers Replacement Awards that were granted to Cardinal Health Participants who, at the time of the separation, were not employed by or serving on the board of directors of, Cardinal Health, CareFusion or their affiliates, and their donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such Replacement Awards. The registration statement does not cover any Replacement Awards that were granted to any individual who, upon completion of the separation, was employed by or was serving on the board of directors of either Cardinal Health or CareFusion, any awards granted by CareFusion after the separation to any individual in connection with his or her employment with CareFusion or service on the board of directors of CareFusion, or any other awards that we may grant under the Plan in the future.

DESCRIPTION OF AWARD ADJUSTMENTS
The employee matters agreement establishes, among other things, the mechanics for the conversion and adjustment on the distribution date of equity awards granted under Cardinal Health’s equity compensation programs into adjusted Cardinal Health awards and Replacement Awards. In accordance with the employee matters agreement, effective on the distribution date:

•
A holder of a Cardinal Health stock option granted on or prior to September 26, 2007 had such holder’s stock option converted into an adjusted Cardinal Health stock option and a Replacement Award in the form of a CareFusion stock option. The exercise prices of the CareFusion stock option and the adjusted Cardinal Health stock option and the number of shares subject to each such stock option reflected a mechanism that was intended to preserve the intrinsic value of the original Cardinal Health stock option. The resulting Cardinal Health stock options and CareFusion stock options are subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the Cardinal Health stock option immediately prior to the distribution. For purposes of the conversion of the Cardinal Health stock options, if a Cardinal Health stock option was granted in exchange for a previously granted stock option, the date of grant of the Cardinal Health stock option was deemed to be the date on which the stock option for which it was exchanged was initially granted.

•
A holder of a Cardinal Health restricted share award granted on or prior to September 26, 2007 received a Replacement Award in the form of a CareFusion restricted stock award with respect to 0.5 restricted shares of CareFusion common stock for each of such holder’s Cardinal Health restricted shares. The CareFusion restricted stock award was in addition to the outstanding Cardinal Health restricted share award and was subject to substantially the same terms (including entitlement to any cash dividends, accrued but unpaid at the distribution date), vesting conditions and other restrictions, if any, that were applicable to the holder’s Cardinal Health restricted share award.

•
A holder of Cardinal Health restricted share units granted prior to September 26, 2007 received a Replacement Award in the form of CareFusion restricted stock units representing the right to receive 0.5 shares of common stock for each Cardinal Health common share subject to the award. The CareFusion restricted stock units were granted in addition to the outstanding Cardinal Health restricted share units and were subject to substantially the same terms (including entitlement to any cash dividend equivalents, accrued but unpaid at the distribution date), vesting conditions and other restrictions, if any, that were applicable to the holder’s Cardinal Health restricted share units.

The mechanics for conversion and adjustment of the equity awards summarized above are more fully described in Article VI of the employee matters agreement. The foregoing descriptions of the equity award adjustments are qualified in their entirety by the complete terms and conditions of the employee matters agreement filed as an exhibit to the registration statement of which this prospectus is a part.

LEGAL MATTERS
DLA Piper LLP (US) has passed upon the validity of the common stock on behalf of CareFusion.
EXPERTS

The consolidated financial statements of CareFusion Corporation appearing in CareFusion Corporation's Annual Report (Form 10-K) for the year ended June 30, 2013 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
We post on our public website (www.carefusion.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

You may read and copy the registration statement and any other materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us at www.sec.gov.
You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information contained in documents that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference into this prospectus the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K). Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference into this prospectus the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 that we filed with the SEC on August 9, 2013;

•	The information responsive to Part III of Form 10-K for our fiscal year ended June 30, 2013 provided in our definitive proxy statement filed with the SEC on September 26, 2013;

•
Our Quarterly Reports on Form 10-Q for: (a) the quarter ended September 30, 2013 that we filed with the SEC on November 8, 2013; (b) the quarter ended December 31, 2013 that we filed with the SEC on February 6, 2014; and (c) the quarter ended March 31, 2014 that we filed with the SEC on May 6, 2014;

•
The description of our common stock contained in our Information Statement, filed as exhibit 99.1 to the Registration Statement on Form 10 dated July 22, 2009, as amended by Amendment No. 6 (Commission File No. 001-34273);

•
Our Current Reports on Form 8-K (and amendments thereto) filed with the SEC on August 8, 2013 (relating to Item 5.02), August 9, 2013, November 6, 2013, December 20, 2013, January 9, 2014, January 23, 2014, February 12, 2014, February 13, 2014, and May 7, 2014; and

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.
By incorporating by reference our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Information Statement and our Current Reports on Form 8-K, we can disclose important information to you by referring you to our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Information Statement and our Current Reports on Form 8-K, which are considered part of this prospectus. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by contacting our Investor Relations Department at 3750 Torrey View Court, San Diego, California, 92130 or by calling 1-888-876-4287. Copies of any of these documents may also be obtained free of charge through our website at www.carefusion.com.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CareFusion Corporation
CareFusion Corporation
2009 Long-Term
Incentive Plan
Common Stock, Par Value $0.01 Per Share
 ________________________________________________

PROSPECTUS
 ________________________________________________

May 12, 2014

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by the registrant in connection with the issuance of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Item	Amount*
Securities and Exchange Commission registration fee	$7,065.30	**
Legal fees and expenses	$45,000.00
Accounting fees and expenses	$40,000.00
Printing expenses	$5,000.00
Total	$97,065.30
_____________________________________________________

*	Includes costs and expenses associated with the filing of the Prior Registration Statement and this Registration Statement.

**
All filing fees payable in connection with the registration of the securities registered hereunder were previously paid by the registrant in connection with the filing of the Prior Registration Statement.

ITEM 15.	Indemnification of Directors and Officers.
Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (“DGCL”) relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•
for any transaction from which the director derived an improper personal benefit. The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

Article 7 of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Article 11 of the Certificate of Incorporation specifies that a director of the Company shall not be personally liable to the Company or to any stockholders for monetary damages for breach of fiduciary duties as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
Article 12 of the Certificate of Incorporation and Article 13 of the Company’s Amended and Restated By-Laws (the “By-Laws”) state that the Company shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding authorized by the Company’s board of directors by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company.

Article 13 of the Certificate of Incorporation permits the Company to purchase and maintain director or officer liability insurance.

The Company has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements, the registrant will be obligated, to the fullest extent not prohibited by the DGCL, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the registrant. The Company also maintains liability insurance for its directors and officers in order to limit its exposure to liability for indemnification of such persons.

Item 16.	Exhibits
(a) Exhibits
See Exhibit Index.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)  That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act , each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized, in the City of San Diego, State of California, on May 12, 2014.

CAREFUSION CORPORATION

By:	/s/ Kieran T. Gallahue
Kieran T. Gallahue, Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of James Hinrichs and Joan Stafslien, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Kieran T. Gallahue Kieran T. Gallahue	Chairman and Chief Executive Officer and Director (principal executive officer)	May 12, 2014

/s/ James Hinrichs James Hinrichs	Chief Financial Officer (principal financial officer)	May 12, 2014

/s/ Jonathan Wygant Jonathan Wygant	Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)	May 12, 2014

/s/ Supratim Bose Supratim Bose	Director	May 12, 2014

/s/ Philip L. Francis Philip L. Francis	Director	May 12, 2014

/s/ Robert F. Friel Robert F. Friel	Director	May 12, 2014

/s/ Jacqueline B. Kosecoff, Ph.D. Jacqueline B. Kosecoff, Ph.D.	Director	May 12, 2014

/s/ J. Michael Losh J. Michael Losh	Presiding Director	May 12, 2014

/s/ Gregory T. Lucier Gregory T. Lucier	Director	May 12, 2014

/s/ Edward D. Miller, M.D. Edward D. Miller, M.D.	Director	May 12, 2014

/s/ Michael D. O’Halleran Michael D. O’Halleran	Director	May 12, 2014

/s/ Robert P. Wayman Robert P. Wayman	Director	May 12, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1
Separation Agreement, dated July 22, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation (incorporated by reference to Exhibit 2.1 to Cardinal Health’s Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).†

4.1
Amended and Restated Certificate of Incorporation of CareFusion Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 6, 2013, File No. 1-34273).

4.2	Amended and Restated By-Laws of CareFusion Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 6, 2013, File No. 1-34273).

4.3
Stockholder’s and Registration Rights Agreement, dated August 31, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation (incorporated by reference to Exhibit 10.4 to Cardinal Health’s Current Report on Form 8-K filed on September 4, 2009, File No. 1-11373).

4.4
Registration Rights Agreement, dated July 21, 2009, among CareFusion Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC (incorporated by reference to Exhibit 4.1 to Cardinal Health’s Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).

4.5
Indenture, dated July 21, 2009, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to Cardinal Health’s Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).

4.6
Supplemental Indenture, dated July 21, 2009, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 to Cardinal Health’s Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).

4.7
Second Supplemental Indenture, dated March 11, 2013, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on March 11, 2013, File No. 1-34273).

5.1	Opinion of DLA Piper LLP (US).*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

99.1
Amended Consent Decree for Condemnation and Permanent Injunction (incorporated by reference to Exhibit 99.2 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

99.2
Employee Matters Agreement, dated August 31, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation (incorporated by reference to Exhibit 10.1 to Cardinal Health’s Current Report on Form 8-K filed on September 4, 2009, File No. 1-11373).

____
*	Filed herewith.

†
The schedules and exhibits to the Separation Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.